                                                                  EXHIBIT 4.1.3

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (herein called this "Amendment") made as of the 5th day of March, 1999 by and among Inland Production Company, a Texas corporation, (herein called "Borrower"), Inland Resources Inc., a Washington corporation (herein called "Parent"), and ING (U.S.) Capital LLC (successor to ING (U.S.) Capital Corporation), as Agent (herein called "Agent") and as a Bank, and the other Banks,

                              W I T N E S S E T H:

         WHEREAS, Borrower, Parent, Agent, and the Banks have entered into that certain Amended and Restated Credit Agreement dated as of September 11, 1998, (as amended, restated, or supplemented to the date hereof, the "Amended Agreement"), for the purposes and consideration therein expressed, pursuant to which the Banks became obligated to make loans to Borrower as therein provided;

         WHEREAS, Borrower, Parent, Trust Company of the West, in its capacity as noteholder ("Noteholder"), and TCW Asset Management Company, in its capacities as Agent and Collateral Agent (in its capacity as Agent, "Tamco"), have entered into that certain Amended and Restated Credit Agreement dated as of September 11, 1998 (as amended, restated, or supplemented to the date hereof, the "Amended TCW Agreement");

         WHEREAS, Borrower, Parent, Noteholder, Tamco, Banks and Agent have entered into that certain Amended and Restated Intercreditor Agreement dated as of September 11, 1998, as amended, restated, or supplemented to the date hereof;

         WHEREAS, Borrower, Parent and Banks desire to amend the Amended Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Amended Agreement, in consideration of the loans which may hereafter be made by Banks to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References

         Section 1.1. Terms Defined in the Amended Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Amended Agreement shall have the same meanings whenever used in this Amendment.

                                  ARTICLE II.

                        Amendments to Amended Agreement

         Section 2.1. Scheduled Principal Payments. Section 2.8 of the Amended Agreement is hereby amended to read as follows:

                  "Section 2.8. Scheduled Principal Payments. Beginning on
         June 29, 1999, and on each Quarterly Payment Date thereafter, Borrower will, in addition to paying any interest then due on the Loans, make a principal payment in accordance with the following schedule:

             Quarterly                              Amount
            Payment Date                          of Payment
            ------------                          ----------
           June 29, 1999                          $9,472,222
           Sept 29, 1999                          $6,222,222
            Dec 30, 1999                          $6,222,222
            Mar 30, 2000                          $4,666,666
           June 29, 2000                          $4,666,666
           Sept 28, 2000                          $4,666,666
            Dec 28, 2000                          $4,666,666
            Mar 29, 2001                          $3,888,889
           June 28, 2001                          $3,888,889
           Sept 27, 2001                          $3,888,889
            Dec 28, 2001                          $3,888,889
            Mar 28, 2002                          $3,500,000
           June 27, 2002                          $3,500,000
           Sept 27, 2002                          $3,500,000
            Dec 30, 2002                          $3,500,000
            Mar 28, 2003                          $3,111,114

         The principal installments required by this Section 2.8 are in addition to all other principal payments required by the terms of this Agreement."

         Section 2.2. Facility for LC Obligations. Section 2.17 of the Amended Agreement is hereby added to read as follows:

                  "Section 2.17. Minimum LC Obligations. At no time during the Commitment Period may the aggregate amount of Loans outstanding exceed the remainder of (i) the Borrowing Base minus (ii) $1,000,000, such $1,000,000 to be reserved solely for LC Obligations."

         Section 2.3. Requesting Letters of Credit. Section 2.12 of the Amended Agreement is hereby amended by deleting the first two sentences thereof, and insert the following in place thereof:

                  "Borrower must make written application for any Letter of Credit at least three Business Days before the date on which Borrower desires such Letter of Credit to be issued, by delivering such application to Agent. Agent shall promptly deliver such application to LC Issuer."

         Section 2.4. Additional Covenant. Section 6.8 of the Amended Agreement is hereby added as follows:

                  "Section 6.8. LockBox Management. Parent and Borrower shall, and shall cause Inland Refining to, direct all proceeds from the sales of crude oil and natural gas ("E&P revenue") and petroleum products ("refining revenue") to be deposited into one or more lockboxes in the name of Parent, Borrower or Inland Refining, as the case may be, and administered by U.S. Bank National Association subject to a first priority security interest securing the Obligations. Parent and Borrower agree that if the proceeds of any E&P revenue or refining revenue shall be received by it or by any other, Parent shall as promptly as possible deposit such proceeds into the lockbox account, such account to be administered by and held at U.S. Bank, National Association referred to below. Until so deposited, all such E&P revenue and refining revenue proceeds shall be held in trust by Parent and shall not be commingled with any other funds or property of Parent."

         Section 2.5. Borrowing Base. At the effective date of this Amendment, and continuing until the next redetermination pursuant to the Credit Agreement the borrowing base shall be 73,250,000."

                                  ARTICLE III.

                          Conditions of Effectiveness

         Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when Banks shall have received, at Agent's office,

                  (i) a counterpart of this Amendment executed and delivered by Borrower,

                  (ii) a certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness,

                  (iii) evidence acceptable to Agent in its sole discretion that all of the conditions of effectiveness to the First Amendment of the Amended TCW Agreement in the form of Exhibit 1 hereto have been satisfied,

                  (iv) lockbox agreement executed and delivered by Parent, Borrower and Refining, form and substance acceptable for U.S. Bank National Association and Agent,

                  (v) Warrants issued to each Bank to purchase its percentage share of Fifty-thousand (50,000) shares of common stock of Inland Resources, Inc., in the form of Exhibit 2 hereto,

                  (vi) Registration rights agreement in the form of Exhibit 3 hereto, and

                  (vii) a First Amendment to the Amended and Restated Intercreditor Agreement in the form of Exhibit 4 hereto executed by all parties named therein.

                                  ARTICLE IV.

                         Representations and Warranties

         Section 4.1. Representations and Warranties of Borrower. In order to induce Banks to enter into this Amendment, Borrower represents and warrants to Banks that:

                  (a) The representations and warranties contained in Article V of the Amended Agreement are true and correct at and as of the time of the effectiveness hereof.

                  (b) Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow and to perform its obligations under the Amended Agreement. Borrower has duly taken all action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder.

                  (c) The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of organization and regulations of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby.

                  (d) When duly executed and delivered, each of this Amendment, the Amended Agreement and the other Amendment Documents will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally. No setoff, defense or counterclaim exists with respect to any of the Obligations or otherwise with respect to any of the obligations or duties of any Restricted Person under or in respect of any of the Loan Documents.

                  (e) The unaudited quarterly financial statements of Borrower dated as of December 31, 1998 fairly present the financial position at such date and the statement of operations and the changes in financial position for the period ending on such date for Borrower. Copies of such financial statements have heretofore been delivered to Banks. Since December 31, 1998, no material adverse change has occurred in the financial condition or businesses of Borrower.


                                   ARTICLE V.

                                 Miscellaneous

         Section 5.1. Ratification of Agreements; Release. The Amended Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Note in any other Loan Document shall be deemed to include the Notes issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Banks under the Amended Agreement or any other Loan Document nor constitute a waiver of any provision of the Amended Agreement or any other Loan Document. As further consideration and to induce the Administrative Agent and the Lenders to enter into and grant the accommodations contained in this Fifth Amendment, the Borrower hereby also compromises, releases and discharges the Lenders, the Administrative Agent and their respective directors, officers, shareholders, agents, employees, representatives, attorneys, and their respective heirs, legal representatives, successors and assigns (collectively, the "Lending Parties") from any and all claims, demands, causes of action, remedies, suits, judgments, damages, expenses and liabilities (collectively, "Claims") of any nature whatsoever, whether now know, suspected or claimed, whether arising under common law, in equity, or under statute, which the Borrower has against the Lending Parties which may have arisen at any time on or prior to the date hereof in connection with, arising out of or related to the Loans, the Credit Agreement and all Security Instruments executed in connection therewith, or the enforcement or attempted enforcement by the Lenders or the Administrative Agent of any of their rights, remedies, or recourse related thereto.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the issuance and delivery of the Notes, and shall further survive until all of the Obligations are paid in full. All representations, warranties, acknowledgments and agreements contained in Section 9.1 of the Amended Agreement are hereby reconfirmed on and as of the date hereof. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Amended Agreement to Banks shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Amended Agreement.

         Section 5.3. Loan Documents. This Amendment and the other Amendment Documents are each a Loan Document, and all provisions in the Amended Agreement pertaining to Loan Documents apply hereto and thereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

         THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                      INLAND PRODUCTION COMPANY

                                      By:
                                         -------------------------
                                         Bill I. Pennington
                                         Chief Financial Officer


                                      INLAND RESOURCES INC.

                                      By:
                                         -------------------------
                                         Bill I. Pennington
                                         Chief Financial Officer


                                      ING (U.S.) CAPITAL LLC (successor to ING
                                      (U.S) Capital Corporation), as a Bank and as Agent

                                      By:
                                         Name:
                                         Title:


                                      U.S. BANK NATIONAL ASSOCIATION

                                      By:
                                         Name:
                                         Title:


                                      MEESPIERSON CAPITAL CORP.

                                      By:
                                         Name:
                                         Title:

                             CONSENT AND AGREEMENT

         Pursuant to the terms of that certain Amended and Restated Intercreditor Agreement dated September 11, 1998, among Borrower, Parent, Agent, the Banks, the Noteholder named therein, and the undersigned Agent Noteholder, the undersigned hereby consent to the foregoing First Amendment to Amended and Restated Credit Agreement:

Agent Noteholder:               TCW ASSET MANAGEMENT COMPANY, a California
                                corporation, as Investment Manager under that certain Agreement dated as of June 13, 1994, between TCW Asset Management and Morgan Stanley
                                Group, Inc.


                                By:
                                   -------------------------
                                   Art Carlson
                                   Managing Director


                                By:
                                   -------------------------
                                   Marc MacAluso
                                   Senior Vice President

                             CONSENT AND AGREEMENT

         Parent and Inland Refining hereby consent to the provision of this Amendment and the transactions contemplated herein, and hereby ratify and confirm their respective Guaranty dated as of September 11, 1998, made by them for the benefit of Agent, and agree that their obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.


                                      INLAND RESOURCES, INC.


                                      By:
                                         ----------------------------
                                         Bill I. Pennington
                                         Chief Financial Officer



                                      INLAND REFINING, INC.


                                      By:
                                         ----------------------------
                                         Bill Fink
                                         President